Exhibit 99.1

Investor Relations Contact: Amy Mendenhall	Media Contact: Autumnn Mahar
Phone: 479-785-6200	Phone: 479-494-8221
Email: invrel@arcb.com	Email: amahar@arcb.com

ArcBest Announces Third Quarter 2024 Results

●	Continued focus on cost control initiatives to mitigate headwinds from challenging freight environment
●	Productivity gains from technology, training, and network design
●	Service improvements, including Mastio recognizing ABF for exceeding the industry benchmark on service

FORT SMITH, Arkansas, November 1, 2024 — ArcBest® (Nasdaq: ARCB), a leader in supply chain logistics, today reported third quarter 2024 revenue of $1.06 billion, compared to $1.13 billion in third quarter 2023. Net income was $100.3 million, or $4.23 per diluted share, including a $69.1 million after-tax benefit from the reduction in the fair value of contingent consideration related to a 2021 acquisition, compared to $34.9 million, or $1.42 per diluted share in the prior year. On a non-GAAP basis, third quarter 2024 net income was $38.8 million, or $1.64 per diluted share, compared to $56.7 million, or $2.31 per diluted share in the prior year.

“Over the past year, we have made substantial strides in controlling costs, improving productivity, and enhancing our service quality. These efforts contributed to ABF once again being recognized by Mastio for exceeding the industry benchmark for service.” said Judy R. McReynolds, ArcBest Chairman and CEO. “This achievement is a testament to our unwavering commitment to excellence and our strategic investments in technology, training, and network design. Thank you to our customers for this recognition and to our team for their hard work and dedication.”

A 2021 truckload brokerage acquisition included a potential additional payout based on an earnout provision contingent on meeting specific targets through 2025. Due to the prolonged soft truckload market, no payments were made in 2023, and none are expected in 2024. With industry forecasts now suggesting a market recovery later in 2025, the likelihood of an earnout payment has been reduced. Consequently, in the third quarter, the estimated contingent consideration liability was reduced by $91.9 million pre-tax, or $69.1 million after-tax. This benefit is recorded as a reduction to expense in the Company’s GAAP results but has been excluded from non-GAAP results to better represent normal operations.

Results of Operations Comparisons

Asset-Based

Third Quarter 2024 Versus Third Quarter 2023

●	Revenue of $709.7 million compared to $741.2 million, a per-day decrease of 5.8 percent
~~●~~	Total tonnage per day decrease of 11.3 percent
●	Total shipments per day decrease of 0.7 percent
●	Total billed revenue per hundredweight increase of 7.4 percent
●	Operating income of $64.0 million and an operating ratio of 91.0 percent, compared to $74.8 million and an operating ratio of 89.9 percent
●	On a non-GAAP basis, operating income of $64.0 million and an operating ratio of 91.0 percent, compared to $82.8 million and an operating ratio of 88.8 percent

On a non-GAAP basis, the Asset-Based segment generated $18.8 million less operating income than third quarter 2023. Third quarter tonnage declines were driven by a 10.7 percent decrease in weight per shipment, while daily shipments were down only slightly. Prolonged manufacturing sector weakness continues to negatively impact weight per shipment metrics. Productivity improvements of 5.7 percent and other cost initiatives helped mitigate the impact of the softer market environment, higher insurance costs, and higher labor cost increases related to an annual union contract rate increase, which went into effect during the third quarter of 2024.

Pricing momentum continued in the quarter, driven by a 5.9 percent general rate increase put in place on September 9, 2024, and contract renewal increases of 4.6 percent. Overall, LTL industry pricing remains rational.

Compared sequentially to the second quarter of 2024, third quarter 2024 revenue per day was flat, shipments per day improved by 1.4 percent, and billed revenue per hundredweight was 1.3 percent higher. However, weight per shipment deteriorated 3.2 percent and tonnage per day decreased 1.8 percent. Lower tonnage combined with higher labor and insurance costs resulted in the operating ratio deterioration of 120 basis points sequentially, which was below the average sequential quarterly changes achieved in recent years.

Asset-Light

Third Quarter 2024 Versus Third Quarter 2023

●	Revenue of $385.3 million compared to $419.3 million, a per-day decrease of 9.6 percent
●	Operating income of $84.8 million, including the $91.9 million pre-tax reduction in the fair value of contingent consideration related to an earnout, compared to operating loss of $3.7 million
●	On a non-GAAP basis, operating loss of $3.9 million in both periods
●	Adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”), as defined in the attached non-GAAP reconciliation tables, of negative $2.1 million compared to negative $2.0 million

Compared to the third quarter of 2023, Asset-Light revenues were impacted by lower revenue per shipment associated with the soft rate environment and a higher mix of managed transportation business, which has smaller shipment sizes and lower revenue per shipment metrics. Shipments per day were slightly lower by 0.7 percent. Non-GAAP operating results were comparable to the third quarter prior year. The segment continues to benefit from productivity initiatives, as shipments per employee per day improved 19.5 percent, on a year-over-year basis, but the soft freight environment and excess truckload capacity continues to impact results.

Compared sequentially to second quarter 2024, third quarter 2024 shipments per day were flat, yet daily revenue was down by 1.9 percent as revenue per shipment decreased 2.3 percent. Shipments per employee per day, improved by 3.3 percent, and total operating costs were managed lower. The $1.5 million sequential increase in non-GAAP operating loss was due primarily to the current truckload brokerage pricing environment.

Conference Call

ArcBest will host a conference call with company executives to discuss the quarterly results. The call will be today, Friday, November 1, 2024 at 9:30 a.m. EDT (8:30 a.m. CDT). Interested parties are invited to listen by calling (800) 715-9871 or by joining the webcast which can be found on ArcBest’s website at arcb.com. Slides to accompany this call are included in Exhibit 99.3 of the Form 8-K filed on November 1, 2024, will be posted and available to download on the company’s website prior to the scheduled conference time, and will be included in the webcast. Following the call, a recorded playback will be available through the end of the day on November 15, 2024. To listen to the playback, dial (800) 770-2030. The conference call ID for the live conference call and the playback is 2815802. The conference call and playback can also be accessed through November 15, 2024 on ArcBest’s website at arcb.com.

About ArcBest

ArcBest® (Nasdaq: ARCB) is a multibillion-dollar integrated logistics company that helps keep the global supply chain moving. Founded in 1923 and now with 15,000 employees across 250 campuses and service centers, the company is a logistics powerhouse, using its technology, expertise and scale to connect shippers with the solutions they need — from ground, air and ocean transportation to fully managed supply chains. ArcBest has a long history of innovation that is enriched by deep customer relationships. With a commitment to helping customers navigate supply chain challenges now and in the future, the company is developing ground-breaking technology like Vaux™, one of the TIME Best Inventions of 2023. For more information, visit arcb.com.

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995: Certain statements and information in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, statements regarding (i) our expectations about our intrinsic value or our prospects for growth and value creation and (ii) our financial outlook, position, strategies, goals, and expectations. Terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “foresee,” “intend,” “may,” “plan,” “predict,” “project,” “scheduled,” “should,” “would,” and similar expressions and the negatives of such terms are intended to identify forward-looking statements. These statements are based on management’s beliefs, assumptions, and expectations based on currently available information, are not guarantees of future performance, and involve certain risks and uncertainties (some of which are beyond our control). Although we believe that the expectations reflected in these forward-looking statements are reasonable as and when made, we cannot provide assurance that our expectations will prove to be correct. Actual outcomes and results could materially differ from what is expressed, implied, or forecasted in these statements due to a number of factors, including, but not limited to: the effects of a widespread outbreak of an illness or disease or any other public health crisis, as well as regulatory measures implemented in response to such events; external events which may adversely affect us or the third parties who provide services for us, for which our business continuity plans may not adequately prepare us, including, but not limited to, acts of war or terrorism, or military conflicts; data privacy breaches, cybersecurity incidents, and/or failures of our information systems, including disruptions or failures of services essential to our operations or upon which our information technology platforms rely; interruption or failure of third-party software or information technology systems or licenses; untimely or ineffective development and implementation of, or failure to realize the potential benefits associated with, new or enhanced technology or processes, including our customer pilot offering of Vaux; the loss or reduction of business from large customers or an overall reduction in our customer base; the timing and performance of growth initiatives and the ability to manage our cost structure; the cost, integration, and performance of any recent or future acquisitions and the inability to realize the anticipated benefits of the acquisition within the expected time period or at all; unsolicited takeover proposals, proxy contests, and other proposals/actions by activist investors; maintaining our corporate reputation and intellectual property rights; nationwide or global disruption in the supply chain resulting in increased volatility in freight volumes; competitive initiatives and pricing pressures; increased prices for and decreased availability of equipment, including new revenue equipment, decreases in value of used revenue equipment, and higher costs of equipment-related operating expenses such as maintenance, fuel, and related taxes; availability of fuel, the effect of volatility in fuel prices and the associated changes in fuel surcharges on securing increases in base freight rates, and the inability to collect fuel surcharges; relationships with employees, including unions, and our ability to attract, retain, and upskill employees; unfavorable terms of, or the inability to reach agreement on, future collective bargaining agreements or a workforce stoppage by our employees covered under ABF Freight’s collective bargaining agreement; union employee wages and benefits, including changes in required contributions to multiemployer plans; availability and cost of reliable third-party services; our ability to secure independent owner-operators and/or operational or regulatory issues related to our use of their services; litigation or claims asserted against us; governmental regulations; environmental laws and regulations, including emissions-control regulations; default on covenants of financing arrangements and the availability and terms of future financing arrangements; our ability to generate sufficient cash from operations to support significant ongoing capital expenditure requirements and other business initiatives; self-insurance claims, insurance premium costs, and loss of our ability to self-insure; potential impairment of long-lived assets and goodwill and intangible assets; general economic conditions and related shifts in market demand that impact the performance and needs of industries we serve and/or limit our customers’ access to adequate financial resources; increasing costs due to inflation and higher interest rates; seasonal fluctuations, adverse weather conditions, natural disasters, and climate change; and other financial, operational, and legal risks and uncertainties detailed from time to time in ArcBest Corporation’s public filings with the Securities and Exchange Commission (“SEC”).

For additional information regarding known material factors that could cause our actual results to differ from those expressed in these forward-looking statements, please see our filings with the SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8K.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events, or otherwise.

Financial Data and Operating Statistics

The following tables show financial data and operating statistics on ArcBest® and its reportable segments.

ARCBEST CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2024	2023	2024	2023

	(Unaudited)
	($ thousands, except share and per share data)
REVENUES	$1,063,124	$1,128,350	$3,177,374	$3,337,908

OPERATING EXPENSES	928,131	1,083,259	2,971,101	3,229,542

OPERATING INCOME	134,993	45,091	206,273	108,366

OTHER INCOME (COSTS)
Interest and dividend income	3,130	3,946	9,686	10,604
Interest and other related financing costs	(2,281)	(2,236)	(6,587)	(6,768)
Other, net	862	89	(28,118)	6,907
	1,711	1,799	(25,019)	10,743

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	136,704	46,890	181,254	119,109

INCOME TAX PROVISION	36,390	11,963	36,928	25,735

NET INCOME FROM CONTINUING OPERATIONS	100,314	34,927	144,326	93,374

INCOME (LOSS) FROM DISCONTINUED OPERATIONS, net of tax(1)	—	(10)	600	53,269

NET INCOME	$100,314	$34,917	$144,926	$146,643

BASIC EARNINGS PER COMMON SHARE(2)
Continuing operations	$4.25	$1.46	$6.12	$3.87
Discontinued operations(1)	—	—	0.03	2.21
	$4.25	$1.45	$6.14	$6.08

DILUTED EARNINGS PER COMMON SHARE(2)
Continuing operations	$4.23	$1.42	$6.03	$3.77
Discontinued operations(1)	—	—	0.03	2.15
	$4.23	$1.42	$6.06	$5.92

AVERAGE COMMON SHARES OUTSTANDING
Basic	23,624,761	24,004,255	23,601,548	24,119,449
Diluted	23,690,120	24,525,258	23,923,047	24,756,993

1)	Represents the discontinued operations of FleetNet America® (“FleetNet”), which sold on February 28, 2023. The nine months ended September 30, 2024 represents adjustments related to the prior year gain on sale of FleetNet. The nine months ended September 30, 2023 includes the net gain on sale of FleetNet of $52.3 million after-tax, or $2.17 basic earnings per share and $2.11 diluted earnings per share.
2)	Earnings per common share is calculated in total and may not equal the sum of earnings per common share from continuing operations and discontinued operations due to rounding.

ARCBEST CORPORATION

CONSOLIDATED BALANCE SHEETS

	September 30	December 31
	2024	2023
	(Unaudited)	Note
	($ thousands, except share data)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$150,461	$262,226
Short-term investments	40,639	67,842
Accounts receivable, less allowances (2024 - $9,010; 2023 - $10,346)	422,861	430,122
Other accounts receivable, less allowances (2024 - $650; 2023 - $731)	13,247	52,124
Prepaid expenses	32,400	37,034
Prepaid and refundable income taxes	21,421	24,319
Other	10,880	11,116
TOTAL CURRENT ASSETS	691,909	884,783

PROPERTY, PLANT AND EQUIPMENT
Land and structures	520,894	460,068
Revenue equipment	1,170,045	1,126,055
Service, office, and other equipment	353,880	319,466
Software	182,035	173,354
Leasehold improvements	29,648	24,429
	2,256,502	2,103,372
Less allowances for depreciation and amortization	1,207,110	1,188,548
PROPERTY, PLANT AND EQUIPMENT, net	1,049,392	914,824

GOODWILL	304,753	304,753
INTANGIBLE ASSETS, net	91,627	101,150
OPERATING RIGHT-OF-USE ASSETS	193,467	169,999
DEFERRED INCOME TAXES	8,293	8,140
OTHER LONG-TERM ASSETS	74,739	101,445
TOTAL ASSETS	$2,414,180	$2,485,094

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$204,696	$214,004
Income taxes payable	4,808	10,410
Accrued expenses	360,738	378,029
Current portion of long-term debt	62,199	66,948
Current portion of operating lease liabilities	33,127	32,172
TOTAL CURRENT LIABILITIES	665,568	701,563

LONG-TERM DEBT, less current portion	118,312	161,990
OPERATING LEASE LIABILITIES, less current portion	192,046	176,621
POSTRETIREMENT LIABILITIES, less current portion	13,269	13,319
CONTINGENT CONSIDERATION	12,160	92,900
DEFERRED INCOME TAXES	65,738	55,785
OTHER LONG-TERM LIABILITIES	39,991	40,553

STOCKHOLDERS’ EQUITY
Common stock, $0.01 par value, authorized 70,000,000 shares; issued 2024: 30,400,558 shares; 2023: 30,024,125 shares	304	300
Additional paid-in capital	327,335	340,961
Retained earnings	1,409,025	1,272,584
Treasury stock, at cost, 2024: 6,938,452 shares; 2023: 6,460,137 shares	(431,914)	(375,806)
Accumulated other comprehensive income	2,346	4,324
TOTAL STOCKHOLDERS’ EQUITY	1,307,096	1,242,363
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,414,180	$2,485,094

Note: The balance sheet at December 31, 2023 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

ARCBEST CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended
	September 30
	2024	2023

	(Unaudited)
	($ thousands)
OPERATING ACTIVITIES
Net income	$144,926	$146,643
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	100,104	98,711
Amortization of intangibles	9,616	9,631
Share-based compensation expense	9,040	8,590
Provision for losses on accounts receivable	2,038	2,621
Change in deferred income taxes	10,547	(10,880)
(Gain) loss on sale of property and equipment	(1,063)	1,134
Pre-tax gain on sale of discontinued operations	(806)	(70,201)
Lease impairment charges	—	30,162
Change in fair value of contingent consideration	(80,740)	(12,800)
Change in fair value of equity investment	28,739	(3,739)
Changes in operating assets and liabilities:
Receivables	44,344	43,478
Prepaid expenses	4,634	8,640
Other assets	(3,364)	2,393
Income taxes	(2,870)	(22,051)
Operating right-of-use assets and lease liabilities, net	(7,088)	3,286
Accounts payable, accrued expenses, and other liabilities	(29,009)	(40,863)
NET CASH PROVIDED BY OPERATING ACTIVITIES	229,048	194,755

INVESTING ACTIVITIES
Purchases of property, plant and equipment, net of financings	(169,839)	(129,779)
Proceeds from sale of property and equipment	6,187	5,972
Proceeds from sale of discontinued operations	—	100,949
Purchases of short-term investments	(29,236)	(80,353)
Proceeds from sale of short-term investments	55,874	160,570
Capitalization of internally developed software	(12,437)	(9,424)
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	(149,451)	47,935

FINANCING ACTIVITIES
Payments on long-term debt	(102,366)	(52,489)
Net change in book overdrafts	(1,676)	(12,489)
Deferred financing costs	(65)	57
Payment of common stock dividends	(8,485)	(8,696)
Purchases of treasury stock	(56,108)	(65,886)
Payments for tax withheld on share-based compensation	(22,662)	(10,056)
NET CASH USED IN FINANCING ACTIVITIES	(191,362)	(149,559)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(111,765)	93,131
Cash and cash equivalents of continuing operations at beginning of period	262,226	158,264
Cash and cash equivalents of discontinued operations at beginning of period	—	108
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$150,461	$251,503

NONCASH INVESTING ACTIVITIES
Equipment financed	$53,939	$31,024
Accruals for equipment received	$5,114	$5,743
Lease liabilities arising from obtaining right-of-use assets	$40,872	$49,033

Note: The statements of cash flows for the nine months ended September 30, 2024 and 2023 include cash flows from continuing operations and cash flows from discontinued operations of FleetNet, which sold on February 28, 2023.

ARCBEST CORPORATION

FINANCIAL STATEMENT OPERATING SEGMENT DATA AND OPERATING RATIOS

	Three Months Ended				Nine Months Ended
	September 30				September 30
	2024		2023		2024		2023

	(Unaudited)
	($ thousands, except percentages)
REVENUES FROM CONTINUING OPERATIONS
Asset-Based	$709,722		$741,186		$2,093,914		$2,161,018
Asset-Light	385,324		419,312		1,177,504		1,267,220
Other and eliminations	(31,922)		(32,148)		(94,044)		(90,330)
Total consolidated revenues from continuing operations	$1,063,124		$1,128,350		$3,177,374		$3,337,908

OPERATING EXPENSES FROM CONTINUING OPERATIONS
Asset-Based
Salaries, wages, and benefits	$358,469	50.5%	$357,582	48.2%	$1,056,146	50.4%	$1,037,725	48.0%
Fuel, supplies, and expenses	79,170	11.2	91,493	12.4	243,152	11.6	276,678	12.8
Operating taxes and licenses	13,538	1.9	13,865	1.9	40,624	1.9	41,938	1.9
Insurance	19,819	2.8	13,654	1.8	51,265	2.4	39,816	1.8
Communications and utilities	4,793	0.6	4,729	0.6	14,004	0.7	14,586	0.7
Depreciation and amortization	26,967	3.8	26,537	3.6	80,620	3.9	76,721	3.6
Rents and purchased transportation	73,600	10.4	79,233	10.7	209,586	10.0	271,899	12.6
Shared services	69,463	9.8	70,699	9.5	206,622	9.9	209,780	9.7
(Gain) loss on sale of property and equipment and lease impairment charges(1)	(1,688)	(0.2)	540	0.1	(1,630)	(0.1)	905	—
Innovative technology costs(2)	—	—	7,300	1.0	—	—	21,711	1.0
Other	1,571	0.2	731	0.1	3,257	0.2	3,640	0.2
Total Asset-Based	645,702	91.0%	666,363	89.9%	1,903,646	90.9%	1,995,399	92.3%

Asset-Light
Purchased transportation	$331,107	85.9%	$365,217	87.1%	$1,014,476	86.2%	$1,078,482	85.1%
Salaries, wages, and benefits(3)	30,150	7.8	31,193	7.4	91,490	7.8	98,688	7.8
Supplies and expenses(3)	2,702	0.7	2,625	0.6	8,279	0.7	9,159	0.7
Depreciation and amortization(4)	5,037	1.3	5,097	1.2	15,154	1.3	15,250	1.2
Shared services(3)	17,547	4.6	16,218	4.0	51,118	4.3	49,232	3.9
Contingent consideration(5)	(91,910)	(23.9)	(17,840)	(4.3)	(80,740)	(6.9)	(12,800)	(1.0)
Lease impairment charges(6)	—	—	14,407	3.4	—	—	14,407	1.1
Other(3)	5,912	1.6	6,099	1.5	17,704	1.5	19,417	1.6
Total Asset-Light	300,545	78.0%	423,016	100.9%	1,117,481	94.9%	1,271,835	100.4%

Other and eliminations(7)	(18,116)		(6,120)		(50,026)		(37,692)
Total consolidated operating expenses from continuing operations	$928,131	87.3%	$1,083,259	96.0%	$2,971,101	93.5%	$3,229,542	96.8%

OPERATING INCOME (LOSS) FROM CONTINUING OPERATIONS
Asset-Based	$64,020		$74,823		$190,268		$165,619
Asset-Light	84,779		(3,704)		60,023		(4,615)
Other and eliminations(7)	(13,806)		(26,028)		(44,018)		(52,638)
Total consolidated operating income from continuing operations	$134,993		$45,091		$206,273		$108,366

1)	The three and nine months ended September 30, 2023 include $0.7 million of noncash lease-related impairment charges for a service center.
2)	Represents costs associated with the freight handling pilot test program at ABF Freight, for which the decision was made to pause the pilot during third quarter 2023.
3)	For the 2023 period, certain expenses have been reclassed to conform to the current year presentation, including amounts previously reported in “Shared services” that were reclassed to present “Salaries, wages, and benefits” expenses in a separate line item.
4)	Includes amortization of intangibles associated with acquired businesses.
5)	Represents the change in fair value of the contingent earnout consideration recorded for the MoLo acquisition. The liability for contingent consideration is remeasured at each quarterly reporting date, and any change in fair value as a result of the recurring assessments is recognized in operating income (loss). The contingent consideration for the MoLo acquisition will be paid based on achievement of certain targets of adjusted earnings before interest, taxes, depreciation, and amortization, as adjusted for certain items pursuant to the merger agreement, for years 2023 through 2025, including catch-up provisions.
6)	The 2023 period represents noncash lease-related impairment charges for certain office spaces that were made available for sublease.
7)	“Other and eliminations” includes corporate costs for certain unallocated shared service costs which are not attributable to any segment, additional investments to offer comprehensive transportation and logistics services across multiple operating segments, costs related to our customer pilot offering of Vaux, and other investments in ArcBest technology and innovations. The 2023 period also includes $15.1 million of noncash lease-related impairment charges for a freight handling pilot facility.

ARCBEST CORPORATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES

Non-GAAP Financial Measures

We report our financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). However, management believes that certain non-GAAP performance measures and ratios utilized for internal analysis provide analysts, investors, and others the same information that we use internally for purposes of assessing our core operating performance and provides meaningful comparisons between current and prior period results, as well as important information regarding performance trends. Accordingly, non-GAAP results are presented on a continuing operations basis, excluding the discontinued operations of FleetNet, which sold on February 28, 2023. The use of certain non-GAAP measures improves comparability in analyzing our performance because it removes the impact of items from operating results that, in management's opinion, do not reflect our core operating performance. Other companies may calculate non-GAAP measures differently; therefore, our calculation may not be comparable to similarly titled measures of other companies. Certain information discussed in the scheduled conference call could be considered non-GAAP measures. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, our reported results. These financial measures should not be construed as better measurements than operating income, net income or earnings per share, as determined under GAAP.

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2024	2023	2024	2023

ArcBest Corporation - Consolidated	(Unaudited)
	($ thousands, except per share data)
Operating Income from Continuing Operations
Amounts on GAAP basis	$134,993	$45,091	$206,273	$108,366
Innovative technology costs, pre-tax(1)	8,512	14,059	26,521	41,358
Purchase accounting amortization, pre-tax(2)	3,192	3,192	9,576	9,576
Change in fair value of contingent consideration, pre-tax(3)	(91,910)	(17,840)	(80,740)	(12,800)
Lease impairment charges, pre-tax(4)	—	30,162	—	30,162
Non-GAAP amounts	$54,787	$74,664	$161,630	$176,662

Net Income from Continuing Operations
Amounts on GAAP basis	$100,314	$34,927	$144,326	$93,374
Innovative technology costs, after-tax (includes related financing costs)(1)	6,511	10,630	20,331	31,316
Purchase accounting amortization, after-tax(2)	2,401	2,398	7,202	7,194
Change in fair value of contingent consideration, after-tax(3)	(69,124)	(13,404)	(60,723)	(9,617)
Lease impairment charges, after-tax(4)	—	22,571	—	22,571
Change in fair value of equity investment, after-tax(5)	—	—	21,603	(2,786)
Life insurance proceeds and changes in cash surrender value	(1,333)	(212)	(3,006)	(2,794)
Tax benefit from vested RSUs(6)	(9)	(188)	(11,273)	(5,103)
Non-GAAP amounts	$38,760	$56,722	$118,460	$134,155

Diluted Earnings Per Share from Continuing Operations
Amounts on GAAP basis	$4.23	$1.42	$6.03	$3.77
Innovative technology costs, after-tax (includes related financing costs)(1)	0.27	0.43	0.85	1.26
Purchase accounting amortization, after-tax(2)	0.10	0.10	0.30	0.29
Change in fair value of contingent consideration, after-tax(3)	(2.92)	(0.55)	(2.54)	(0.39)
Lease impairment charges, after-tax(4)	—	0.92	—	0.91
Change in fair value of equity investment, after-tax(5)	—	—	0.90	(0.11)
Life insurance proceeds and changes in cash surrender value	(0.06)	(0.01)	(0.13)	(0.11)
Tax benefit from vested RSUs(6)	—	(0.01)	(0.47)	(0.21)
Non-GAAP amounts(7)	$1.64	$2.31	$4.95	$5.42

See “Notes to Non-GAAP Financial Tables” for footnotes to this ArcBest Corporation – Consolidated non-GAAP table.

ARCBEST CORPORATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES – Continued

	Three Months Ended				Nine Months Ended
	September 30				September 30
	2024		2023		2024		2023

Segment Operating Income (Loss) Reconciliations	(Unaudited)
	($ thousands, except percentages)
Asset-Based Segment
Operating Income ($) and Operating Ratio (% of revenues)
Amounts on GAAP basis	$64,020	91.0%	$74,823	89.9%	$190,268	90.9%	$165,619	92.3%
Innovative technology costs, pre-tax(8)	—	—	7,300	(1.0)	—	—	21,711	(1.0)
Lease impairment charges, pre-tax(4)	—		684	(0.1)	—	—	684	—
Non-GAAP amounts(7)	$64,020	91.0%	$82,807	88.8%	$190,268	90.9%	$188,014	91.3%

Asset-Light Segment
Operating Income (Loss) ($) and Operating Ratio (% of revenues)
Amounts on GAAP basis	$84,779	78.0%	$(3,704)	100.9%	$60,023	94.9%	$(4,615)	100.4%
Purchase accounting amortization, pre-tax(2)	3,192	(0.8)	3,192	(0.8)	9,576	(0.8)	9,576	(0.8)
Change in fair value of contingent consideration, pre-tax(3)	(91,910)	23.9	(17,840)	4.3	(80,740)	6.9	(12,800)	1.0
Lease impairment charges, pre-tax(4)	—	—	14,407	(3.4)	—	—	14,407	(1.1)
Non-GAAP amounts(7)	$(3,939)	101.0%	$(3,945)	100.9%	$(11,141)	100.9%	$6,568	99.5%

Other and Eliminations
Operating Income (Loss) ($)
Amounts on GAAP basis	$(13,806)		$(26,028)		$(44,018)		$(52,638)
Innovative technology costs, pre-tax(1)	8,512		6,759		26,521		19,647
Lease impairment charges, pre-tax(4)	—		15,071		—		15,071
Non-GAAP amounts(7)	$(5,294)		$(4,198)		$(17,497)		$(17,920)

Note: See “Notes to Non-GAAP Financial Tables” for footnotes to this Segment Operating Income (Loss) Reconciliations non-GAAP table.

ARCBEST CORPORATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES – Continued

Effective Tax Rate Reconciliation
ArcBest Corporation - Consolidated

(Unaudited)
($ thousands, except percentages)	Three Months Ended September 30, 2024
		Other	Income	Income
CONTINUING OPERATIONS	Operating	Income	Before Income	Tax	Net
	Income	(Costs)	Taxes	Provision	Income	Tax Rate(9)
Amounts on GAAP basis	$134,993	$1,711	$136,704	$36,390	$100,314	26.6%
Innovative technology costs(1)	8,512	145	8,657	2,146	6,511	24.8
Purchase accounting amortization(2)	3,192	—	3,192	791	2,401	24.8
Change in fair value of contingent consideration(3)	(91,910)	—	(91,910)	(22,786)	(69,124)	(24.8)
Life insurance proceeds and changes in cash surrender value	—	(1,333)	(1,333)	—	(1,333)	—
Tax benefit from vested RSUs(6)	—	—	—	9	(9)	—
Non-GAAP amounts	$54,787	$523	$55,310	$16,550	$38,760	29.9%

	Nine Months Ended September 30, 2024
		Other	Income	Income
	Operating	Income	Before Income	Tax	Net
	Income	(Costs)	Taxes	Provision	Income	Tax Rate(9)
Amounts on GAAP basis	$206,273	$(25,019)	$181,254	$36,928	$144,326	20.4%
Innovative technology costs(1)	26,521	512	27,033	6,702	20,331	24.8
Purchase accounting amortization(2)	9,576	—	9,576	2,374	7,202	24.8
Change in fair value of contingent consideration(3)	(80,740)	—	(80,740)	(20,017)	(60,723)	(24.8)
Change in fair value of equity investment(5)	—	28,739	28,739	7,136	21,603	24.8
Life insurance proceeds and changes in cash surrender value	—	(3,006)	(3,006)	—	(3,006)	—
Tax benefit from vested RSUs(6)	—	—	—	11,273	(11,273)	—
Non-GAAP amounts	$161,630	$1,226	$162,856	$44,396	$118,460	27.3%

	Three Months Ended September 30, 2023
		Other	Income	Income
CONTINUING OPERATIONS	Operating	Income	Before Income	Tax	Net
	Income	(Costs)	Taxes	Provision	Income	Tax Rate(9)
Amounts on GAAP basis	$45,091	$1,799	$46,890	$11,963	$34,927	25.5%
Innovative technology costs(1)	14,059	226	14,285	3,655	10,630	25.6
Purchase accounting amortization(2)	3,192	—	3,192	794	2,398	24.9
Change in fair value of contingent consideration(3)	(17,840)	—	(17,840)	(4,436)	(13,404)	(24.9)
Lease impairment charges(4)	30,162	—	30,162	7,591	22,571	25.2
Life insurance proceeds and changes in cash surrender value	—	(212)	(212)	—	(212)	—
Tax benefit from vested RSUs(6)	—	—	—	188	(188)	—
Non-GAAP amounts	$74,664	$1,813	$76,477	$19,755	$56,722	25.8%

	Nine Months Ended September 30, 2023
		Other	Income	Income
	Operating	Income	Before Income	Tax	Net
	Income	(Costs)	Taxes	Provision	Income	Tax Rate(9)
Amounts on GAAP basis	$108,366	$10,743	$119,109	$25,735	$93,374	21.6%
Innovative technology costs(1)	41,358	726	42,084	10,768	31,316	25.6
Purchase accounting amortization(2)	9,576	—	9,576	2,382	7,194	24.9
Change in fair value of contingent consideration(3)	(12,800)	—	(12,800)	(3,183)	(9,617)	(24.9)
Lease impairment charges(4)	30,162	—	30,162	7,591	22,571	25.2
Change in fair value of equity investment(5)	—	(3,739)	(3,739)	(953)	(2,786)	(25.5)
Life insurance proceeds and changes in cash surrender value	—	(2,794)	(2,794)	—	(2,794)	—
Tax benefit from vested RSUs(6)	—	—	—	5,103	(5,103)	—
Non-GAAP amounts	$176,662	$4,936	$181,598	$47,443	$134,155	26.1%

Note: See “Notes to Non-GAAP Financial Tables” for footnotes to this Effective Tax Rate Reconciliation non-GAAP table.

ARCBEST CORPORATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES – Continued

Adjusted Earnings Before Interest, Taxes, Depreciation, and Amortization (Adjusted EBITDA)

Management uses Adjusted EBITDA as a key measure of performance and for business planning. The measure is particularly meaningful for analysis of operating performance because it excludes amortization of acquired intangibles and software of the Asset-Light segment, changes in the fair values of contingent consideration and equity investment, and lease impairment charges, which are significant expenses or gains resulting from strategic decisions or other factors rather than core daily operations. Additionally, Adjusted EBITDA is a primary component of the financial covenants contained in our credit agreement. The calculation of Consolidated Adjusted EBITDA as presented below begins with net income from continuing operations, which is the most directly comparable GAAP measure. The calculation of Asset-Light Adjusted EBITDA as presented below begins with operating income (loss), as other income (costs), income taxes, and net income from continuing operations are reported at the consolidated level and not included in the operating segment financial information evaluated by management to make operating decisions.

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2024	2023	2024	2023

	(Unaudited)
	($ thousands)
ArcBest Corporation - Consolidated Adjusted EBITDA from Continuing Operations
Net Income from Continuing Operations	$100,314	$34,927	$144,326	$93,374
Interest and other related financing costs	2,281	2,236	6,587	6,768
Income tax provision	36,390	11,963	36,928	25,735
Depreciation and amortization(10)	36,611	37,141	109,720	107,962
Amortization of share-based compensation	2,718	3,005	9,040	8,537
Change in fair value of contingent consideration(3)	(91,910)	(17,840)	(80,740)	(12,800)
Lease impairment charges(4)	—	30,162	—	30,162
Change in fair value of equity investment(5)	—	—	28,739	(3,739)
Consolidated Adjusted EBITDA from Continuing Operations	$86,404	$101,594	$254,600	$255,999

Note: See “Notes to Non-GAAP Financial Tables” for footnotes to this ArcBest Corporation – Consolidated Adjusted EBITDA from Continuing Operations non-GAAP table.

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2024	2023	2024	2023

	(Unaudited)
	($ thousands)
Asset-Light Adjusted EBITDA
Operating Income (Loss)	$84,779	$(3,704)	$60,023	$(4,615)
Depreciation and amortization(10)	5,037	5,097	15,154	15,250
Change in fair value of contingent consideration(3)	(91,910)	(17,840)	(80,740)	(12,800)
Lease impairment charges(4)	—	14,407	—	14,407
Asset-Light Adjusted EBITDA	$(2,094)	$(2,040)	$(5,563)	$12,242

Note: See “Notes to Non-GAAP Financial Tables” for footnotes to this Asset-Light Adjusted EBITDA non-GAAP table.

ARCBEST CORPORATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES – Continued

Notes to Non-GAAP Financial Tables

The following footnotes apply to the non-GAAP financial tables presented in this press release.

1)	Represents costs related to our customer pilot offering of Vaux and initiatives to optimize our performance through technological innovation. The 2023 period also includes costs associated with the freight handling pilot test program at ABF Freight, for which the decision was made to pause the pilot during third quarter 2023.
2)	Represents the amortization of acquired intangible assets in the Asset-Light segment.
3)	Represents change in fair value of the contingent earnout consideration recorded for the MoLo acquisition, as previously described in the footnotes to the Financial Statement Operating Segment Data and Operating Ratios table. As of September 30, 2024, the decrease in fair value reflects the reduction in payout assumptions projected for the earnout in 2025, due to the continued soft truckload environment and the latest industry expectations for a truckload market recovery being pushed further into 2025 than previously estimated.
4)	Represents noncash lease-related impairment charges for a freight handling pilot facility reported in “Other”, an Asset-Based service center, and Asset-Light office spaces that were made available for sublease.
5)	For the nine months ended September 30, 2024, represents a noncash impairment charge to write off an equity investment in Phantom Auto, a provider of human-centered remote operation software, which ceased operations during first quarter 2024. For the nine months ended September 30, 2023, represents the increase in fair value of an investment in Phantom Auto based on observable price changes during second quarter 2023.
6)	Represents recognition of the tax impact for the vesting of share-based compensation.
7)	Non-GAAP amounts are calculated in total and may not equal the sum of GAAP amounts and non-GAAP adjustments due to rounding.
8)	Represents costs associated with the freight handling pilot test program at ABF Freight, for which the decision was made to pause the pilot during third quarter 2023.
9)	Tax rate for total “Amounts on GAAP basis” represents the effective tax rate. The tax effects of non-GAAP adjustments are calculated based on the statutory rate applicable to each item based on tax jurisdiction unless the nature of the item requires the tax effect to be estimated by applying a specific tax treatment.
10)	Includes amortization of intangibles associated with acquired businesses.

ARCBEST CORPORATION

OPERATING STATISTICS

	Three Months Ended			Nine Months Ended
	September 30			September 30
	2024	2023	% Change	2024	2023	% Change

	(Unaudited)
Asset-Based

Workdays	63.5	62.5		191.0	190.0

Billed Revenue(1) / CWT	$50.76	$47.28	7.4%	$49.81	$43.17	15.4%

Billed Revenue(1) / Shipment	$551.34	$574.95	(4.1%)	$552.20	$549.53	0.5%

Tonnage / Day	10,983	12,389	(11.3%)	11,035	13,192	(16.4%)

Shipments / Day	20,221	20,373	(0.7%)	19,907	20,727	(4.0%)

Shipments / DSY hour	0.445	0.421	5.7%	0.445	0.423	5.2%

Weight / Shipment	1,086	1,216	(10.7%)	1,109	1,273	(12.9%)

Average Length of Haul (Miles)	1,143	1,065	7.3%	1,130	1,096	3.1%

1)	Revenue for undelivered freight is deferred for financial statement purposes in accordance with the Asset-Based segment revenue recognition policy. Billed revenue used for calculating revenue per hundredweight measurements has not been adjusted for the portion of revenue deferred for financial statement purposes.

	Year Over Year % Change
	Three Months Ended	Nine Months Ended
	September 30, 2024	September 30, 2024
	(Unaudited)
Asset-Light(2)

Revenue / Shipment	(8.9%)	(14.5%)

Shipments / Day	(0.7%)	8.2%

2)	Statistical data for the periods presented includes transactions related to managed transportation solutions which were previously excluded from the presentation of operating statistics for the Asset-Light segment for the three and nine months ended September 30, 2023.

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